Exhibit 99.1

1ST QUARTER 2020

iret

Earnings Release & Supplemental Operating & Financial Data

Earnings Release

IRET Reports First Quarter 2020 Financial and Operating Results
MINOT, ND, May 11, 2020 – IRET (NYSE: IRET) announced today its financial and operating results for the quarter ended March 31, 2020. The tables below show Net Income (Loss), Funds from Operations (“FFO”), and Core FFO, all on a per share basis, for the three months ended March 31, 2020; Same-Store Revenues, Expenses, and Net Operating Income ("NOI") over comparable periods; and Same-Store Weighted-Average Occupancy for the three months ended March 31, 2020, December 31, 2019, and March 31, 2019. We have also included certain operating results for the month ended April 30, 2020.

	Three Months Ended March 31,
Per Share	2020	2019
Net Income (Loss) - diluted	$(0.67)	$(0.54)
FFO - diluted	$0.66	$0.77
Core FFO - diluted	$0.90	$0.77

	Year-Over-Year Comparison	Sequential Comparison
Same-Store Results	1Q20 vs. 1Q19	1Q20 vs. 4Q19
Revenues	3.9%	1.6%
Expenses	4.0%	5.7%
NOI	3.8%	(1.4)%

	Three months ended
Same-Store Results	March 31, 2020	December 31, 2019	March 31, 2019
Weighted Average Occupancy	95.4%	94.0%	95.6%
NOI, FFO, and Core FFO are non-GAAP financial measures. For more information on their usage and presentation, and a reconciliation to the most directly comparable GAAP measures, refer to "Non-GAAP Financial Measures and Reconciliations" below.
First Quarter 2020 Highlights

•	Our Net Loss was $0.67 per diluted share for the first quarter of 2020, compared to a Net Loss of $0.54 per share for the same quarter in 2019;

•	Core FFO increased by 16.9%, to $0.90 per diluted share for the first quarter of 2020, compared to $0.77 per diluted share for the first quarter of 2019;

•	Same-store revenues increased by 3.9% for the first quarter of 2020 compared to the first quarter of 2019;

•	Same-store NOI increased by 3.8% for the first quarter of 2020 compared to the first quarter of 2019;

•	Same-store weighted average occupancy increased to 95.4% at March 31, 2020 from 94.0% at December 31, 2019;

•	We completed the acquisition of Ironwood Apartments, a 182-home apartment community located in New Hope, Minnesota, an inner-ring suburb of Minneapolis, Minnesota; and

•	We undertook efforts to minimize the impact of COVID-19 on our team, residents, and apartment communities, as described in greater detail under "COVID-19 Developments" below.
Acquisitions and Dispositions
During the first quarter, we acquired Ironwood Apartments, for an aggregate purchase price of $46.3 million, of which $28.6 million was paid in cash and $17.7 million from payoff of a note receivable. We did not have any dispositions during the first quarter of 2020.

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Balance Sheet
At the end of the first quarter, we had $193.3 million of total liquidity on our balance sheet, including $167.0 million available under our line of credit.
2020 Financial Outlook
On March 27, 2020, we issued a press release, which was also filed on a Current Report on Form 8-K, indicating that, in light of the impact of the coronavirus (COVID-19) on our business and results of operations, we were withdrawing our 2020 Financial Outlook. We will not be providing a 2020 Financial Outlook at this time.
Operations Update
Our operating results for the month ended April 30, 2020, included the following:

•	Total rental revenue for same-store communities for the month ended April 30, 2020 was unchanged from the same period of the prior year.

•	Physical occupancy for same-store communities as of April 30, 2020 was 95.5%, compared to 95.1% as of April 30, 2019 and 94.0% as of December 31, 2019.

•
Delinquencies as a percentage of total revenue at all communities for the month ended April 30, 2020 was 1.6%, compared to 0% for the month ended April 30, 2019 and 0.2% for the three months ended March 31, 2020.

•
We entered into 134 rent deferral agreements representing $156,000 in April 2020 rent charges at all communities. Under these agreements, residents experiencing financial hardship due to the effects of the COVID-19 pandemic have committed to payment plans for repayment of deferred amounts on or before October 31, 2020. As of April 30, 2020, approximately $93,000 remained outstanding under the repayment plans.

COVID-19 Developments
The effects of the COVID-19 pandemic, including the associated economic disruptions, has had a profound impact on our business since March 2020 as the pandemic spread to many of the communities in which we own properties. Our first priority continues to be the health and well-being of our residents, team members, and the communities we serve. We are working to care for our team members and modify our practices so that we can continue to service our communities while requiring social distancing and remote work arrangements where possible.
In order to minimize the impact of COVID-19 on our team, residents, and communities, we undertook the following measures in March 2020:

•
We enacted social distancing practices for our team and within our communities in order to do our part to stop the spread of COVID-19, including encouraging residents to use electronic or phone communication when contacting our staff;

•
We closed all common amenity spaces, including on-site fitness centers, community rooms, swimming pools, resident coffee services, and conference facilities, until further notice in an effort to support social distancing and comply with governmental regulations;

•	We enhanced cleaning and disinfecting protocols at our communities;

•	We announced that maintenance requests requiring unit entry would be completed for essential or emergency services only;

•	We closed our offices to the public, and our leasing is being done on-line and through virtual tours;

•	We extended April 2020 rent deadlines;

•	We waived all fees associated with credit card payments;

•	We suspended eviction filings in accordance with government regulations;

•	We started offering rental deferment payment plans to residents experiencing COVID-19-related financial hardship; and

•	We began offering flexible lease renewal terms.

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COVID-19 will continue to have a significant impact on our business for the foreseeable future. Ongoing social distancing requirements and stay-at-home directives affect the daily lives of our employees and residents and impact our ability to show apartments homes to potential residents, while the ongoing loss of jobs and rising unemployment levels affect the ability of certain our of residents to pay rent on a timely basis. Many experts predict that the outbreak will trigger, or has already triggered, a global recession.
The COVID-19 pandemic could have material and adverse effects on our financial condition, results of operations, and cash flows, including the following effects:

•
reduced economic activity and rising unemployment could severely impact our residents’ ability to pay rent on a timely basis; and residents may seek lease deferment payment plans or rent reductions, resulting in increases in uncollectible receivables and reductions in rental income, which could reduce NOI and cash flow;

•	the negative financial impact of the pandemic could impact our future compliance with financial covenants in our credit facility and other debt agreements;

•	weaker economic conditions could cause us to recognize impairment in value of our tangible or intangible assets; and

•	we may need to record loss contingencies and increased expenses related to our COVID-19 response.
The extent to which the COVID-19 pandemic impacts our operations and those of our residents will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity, and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others.
For a more detailed description of the risks and uncertainties affecting our business, see the risk factors presented in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated under Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (which was filed with the SEC on May 11, 2020), and in our subsequent current and periodic reports filed with the Securities and Exchange Commission at www.sec.gov.
Upcoming Events
On May 19, 2020, at 9:00 a.m. CDT, we will be holding our 2020 Annual Meeting of Shareholders, which will be our 50th Annual Meeting. Due to the effects of COVID-19, this will be a virtual-only meeting. To participate in and/or vote at the virtual Annual Meeting, shareholders should pre-register by 11:59 p.m. EDT on May 16, 2020 at http://viewproxy.com/iret/2020. Shareholders must enter the control number found in their proxy materials, either on the Notice of Internet Availability of Proxy Materials, the proxy card, or the voting instruction form. IRET urges shareholders to vote and submit proxies in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting. To participate in the Annual Meeting, shareholders will need the event passcode provided to them after they have successfully registered. The Annual Meeting will begin promptly at 9:00 a.m. CDT. We encourage shareholders to access the Annual Meeting prior to the start time. Online access will begin at 8:45 a.m. CDT.
Quarterly Distributions
Effective March 5, 2020, IRET’s Board of Trustees declared a regular quarterly distribution of $0.70 per share/unit, which was paid on April 9, 2020, to common shareholders and unitholders of record on March 31, 2020. IRET has paid cash dividends to common shareholders and unitholders every quarter since its initial dividend payment in 1971.
Effective March 5, 2020, IRET's Board of Trustees also declared a distribution of $0.4140625 per share on the 6.625% Series C Cumulative Redeemable Preferred Shares (NYSE: IRET-PC), which was paid on March 31, 2020, to holders of record on March 16, 2020. Series C preferred share distributions are cumulative and payable quarterly in arrears at an annual rate of $1.65625 per share.
To maintain our qualification as a REIT, we must pay dividends to our shareholders aggregating annually at least 90% of our REIT taxable income, excluding net capital gains. Under a separate requirement, we must distribute 100% of net capital gains or pay a corporate level tax in lieu thereof. While we have historically satisfied this distribution requirement by making cash distributions to our shareholders, if our cash flow becomes restricted due to the economic disruption caused by COVID-19 or other factors, we may choose to satisfy this requirement by making distributions of other property, including our own common shares as allowed by the REIT rules.

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Earnings Call

Live webcast and replay: http://ir.iretapartments.com

Live Conference Call		Conference Call Replay
Tuesday, May 12, 2020, at 11:00 AM ET		Replay available until May 26, 2020
USA Toll Free Number	1-877-509-9785	USA Toll Free Number	1-877-344-7529
International Toll Free Number	1-412-902-4132	International Toll Free Number	1-412-317-0088
Canada Toll Free Number	1-855-669-9657	Canada Toll Free Number	1-855-669-9658
		Conference Number	10142637
Supplemental Information
Supplemental Operating and Financial Data for the quarter ended March 31, 2020 included herein (“Supplemental Information”), is available in the Investors section on IRET’s website at www.iretapartments.com or by calling Investor Relations at 701-837-7104.
About IRET
IRET is a real estate company focused on the ownership, management, acquisition, redevelopment, and development of apartment communities.  As of March 31, 2020, we owned interests in 70 apartment communities consisting of 12,135 apartment homes.  IRET's common shares and Series C preferred shares are publicly traded on the New York Stock Exchange (NYSE symbols: "IRET" and "IRET PC," respectively).
Forward-Looking Statements
Certain statements in this press release and the accompanying Supplemental Operating and Financial Data are based on our current expectations and assumptions, and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements to be materially different from the results of operations, financial conditions, or plans expressed or implied by the forward-looking statements. Although we believe the expectations reflected in our forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be achieved. Such risks, uncertainties, and other factors that might cause such differences include, but are not limited to those risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2019, in our subsequent quarterly reports on Form 10-Q, including the COVID-19 risk factors set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and in other public reports. We assume no obligation to update or supplement forward-looking statements that become untrue due to subsequent events.
Investor Relations Contact Information
Emily Miller
Investor Relations
Phone: 701-837-7104
E-mail: IR@iret.com

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Supplemental Financial and Operating Data
Table of Contents
March 31, 2020

Common Share Data (NYSE: IRET)

	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2020	2019	2019	2019	2019
High closing price	$84.68	$78.91	$74.67	$61.28	$61.50
Low closing price	$52.55	$71.74	$59.22	$57.19	$49.92
Average closing price	$71.62	$74.67	$66.83	$59.54	$58.11
Closing price at end of quarter	$55.00	$72.50	$74.67	$58.67	$59.91
Common share distributions – annualized	$2.80	$2.80	$2.80	$2.80	$2.80
Closing dividend yield – annualized	5.1%	3.9%	3.8%	4.8%	4.7%
Closing common shares outstanding (thousands)	12,164	12,099	11,625	11,656	11,768
Closing limited partnership units outstanding (thousands)	1,044	1,058	1,223	1,224	1,365
Closing market value of outstanding common shares, plus imputed closing market value of outstanding limited partnership units (thousands)	$726,440	$953,883	$959,360	$755,670	$786,798

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IRET
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands)

	Three Months Ended
	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
REVENUE	$44,406	$45,777	$47,436	$46,934	$45,608
EXPENSES
Property operating expenses, excluding real estate taxes	13,468	14,018	14,485	13,942	14,804
Real estate taxes	5,465	4,835	5,425	5,574	5,232
Property management expense	1,554	1,634	1,553	1,445	1,554
Casualty loss	327	205	178	92	641
Depreciation/amortization	18,160	18,972	18,751	18,437	18,111
General and administrative expenses	3,428	3,647	3,448	3,549	3,806
TOTAL EXPENSES	$42,402	$43,311	$43,840	$43,039	$44,148
Operating income (loss)	2,004	2,466	3,596	3,895	1,460
Interest expense	(6,911)	(7,357)	(7,694)	(7,590)	(7,896)
Loss on extinguishment of debt	—	(864)	(1,087)	(407)	(2)
Interest and other income (loss)	(2,777)	702	498	468	424
Income (loss) before gain (loss) on sale of real estate and other investments, gain (loss) on litigation settlement, and income (loss) from discontinued operations	(7,684)	(5,053)	(4,687)	(3,634)	(6,014)
Gain (loss) on sale of real estate and other investments	—	57,850	39,105	615	54
Gain (loss) on litigation settlement	—	—	300	6,286	—
Net income (loss)	$(7,684)	$52,797	$34,718	$3,267	$(5,960)
Dividends to preferred unitholders	(160)	(160)	(160)	(160)	(57)
Net (income) loss attributable to noncontrolling interest – Operating Partnership	692	(4,202)	(3,145)	(148)	743
Net (income) loss attributable to noncontrolling interests – consolidated real estate entities	145	223	183	154	576
Net income (loss) attributable to controlling interests	(7,007)	48,658	31,596	3,113	(4,698)
Dividends to preferred shareholders	(1,705)	(1,705)	(1,705)	(1,706)	(1,705)
Discount on redemption of preferred shares	273	—	—	—	—
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$(8,439)	$46,953	$29,891	$1,407	$(6,403)

Per Share Data - Basic
Net earnings (loss) per common share – basic	$(0.69)	$3.95	$2.57	$0.11	$(0.54)

Per Share Data - Diluted
Net earnings (loss) per common share – diluted	$(0.67)	$3.89	$2.54	$0.11	$(0.54)

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IRET
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
ASSETS
Real estate investments
Property owned	$1,687,436	$1,643,078	$1,720,352	$1,663,539	$1,673,158
Less accumulated depreciation	(366,307)	(349,122)	(370,492)	(380,321)	(371,672)
	1,321,129	1,293,956	1,349,860	1,283,218	1,301,486
Unimproved land	1,376	1,376	1,376	1,746	2,252
Mortgage loans receivable	16,775	16,140	10,140	10,140	10,260
Total real estate investments	1,339,280	1,311,472	1,361,376	1,295,104	1,313,998
Cash and cash equivalents	26,338	26,579	8,500	17,406	23,329
Restricted cash	2,344	19,538	3,339	4,672	4,819
Other assets	21,124	34,829	30,589	30,626	29,166
TOTAL ASSETS	$1,389,086	$1,392,418	$1,403,804	$1,347,808	$1,371,312

LIABILITIES, MEZZANINE EQUITY, AND EQUITY
LIABILITIES
Accounts payable and accrued expenses	$52,337	$47,155	$40,546	$44,766	$40,697
Revolving line of credit	83,000	50,079	103,143	177,939	118,677
Notes payable, net of loan costs	269,106	269,058	269,006	144,082	144,036
Mortgages payable, net of loan costs	328,367	329,664	360,886	370,461	430,950
TOTAL LIABILITIES	$732,810	$695,956	$773,581	$737,248	$734,360

SERIES D PREFERRED UNITS	$16,560	$16,560	$16,560	16,560	16,560
EQUITY
Series C Preferred Shares of Beneficial Interest	96,046	99,456	99,456	99,456	99,456
Common Shares of Beneficial Interest	912,653	917,400	886,598	888,541	895,381
Accumulated distributions in excess of net income	(407,150)	(390,196)	(428,680)	(450,433)	(443,661)
Accumulated other comprehensive income (loss)	(17,360)	(7,607)	(9,793)	(7,598)	(3,139)
Total shareholders’ equity	$584,189	$619,053	$547,581	$529,966	$548,037
Noncontrolling interests – Operating Partnership	54,777	55,284	60,169	57,902	66,060
Noncontrolling interests – consolidated real estate entities	750	5,565	5,913	6,132	6,295
Total equity	$639,716	$679,902	$613,663	$594,000	$620,392
TOTAL LIABILITIES, MEZZANINE EQUITY, AND EQUITY	$1,389,086	$1,392,418	$1,403,804	$1,347,808	$1,371,312

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IRET
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (unaudited)

This release contains certain non-GAAP financial measures. The non-GAAP measures should not be considered a substitute for operating results determined in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The definitions and calculations of these non-GAAP measures, as calculated by us, may not be comparable to non-GAAP measures reported by other REITs that do not define each of the non-GAAP measures exactly as we do.
We provide certain information on a same-store and non-same-store basis. Same-store apartment communities are owned or in service for the entirety of the periods being compared, and, in the case of development properties, have achieved a target level of physical occupancy of 90%. On the first day of each calendar year, we determine the composition of our same-store pool for that year as well as adjust the previous year, which allows us to evaluate full period-over-period operating comparisons for existing apartment communities and their contribution to net income. We believe that measuring performance on a same-store basis is useful to investors because it enables evaluation of how a fixed pool of our communities are performing year-over-year. We use this measure to assess whether or not we have been successful in increasing NOI, renewing the leases on existing residents, controlling operating costs, and making prudent capital improvements.
Reconciliation of Operating Income (Loss) to Net Operating Income
Net operating income, or NOI, is a non-GAAP measure which we define as total real estate revenues less property operating expenses, including real estate taxes. We believe that NOI is an important supplemental measure of operating performance for real estate because it provides a measure of operations that is unaffected by depreciation, amortization, financing, property management overhead, casualty losses, and general and administrative expenses. NOI does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income, net income available for common shareholders, or cash flow from operating activities as a measure of financial performance.

	(in thousands, except percentages)
	Three Months Ended March 31,
	2020	2019	$ Change	% Change

Operating income (loss)	$2,004	$1,460	$544	37.3%
Adjustments:
Property management expenses	1,554	1,554	—	—
Casualty loss	327	641	(314)	(49.0)%
Depreciation and amortization	18,160	18,111	49	0.3%
General and administrative expenses	3,428	3,806	(378)	(9.9)%
Net operating income	$25,473	$25,572	$(99)	(0.4)%

Revenue
Same-store	$39,820	$38,328	$1,492	3.9%
Non-same-store	3,511	411	3,100	754.3%
Other properties and dispositions	1,075	6,869	(5,794)	(84.3)%
Total	44,406	45,608	(1,202)	(2.6)%

Property operating expenses, including real estate taxes
Same-store	17,258	16,601	657	4.0%
Non-same-store	1,320	169	1,151	681.1%
Other properties and dispositions	355	3,266	(2,911)	(89.1)%
Total	18,933	20,036	(1,103)	(5.5)%

Net operating income
Same-store	22,562	21,727	835	3.8%
Non-same-store	2,191	242	1,949	805.4%
Other properties and dispositions	720	3,603	(2,883)	(80.0)%
Total	$25,473	$25,572	$(99)	(0.4)%

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Same-Store Property Operating Expense Comparison

	(in thousands, except percentages)
	Three Months Ended March 31,
	2019	2018	$ Change	% Change

Controllable expenses
On-site compensation(1)	$4,619	$4,108	$511	12.4%
Repairs and maintenance	2,461	3,070	(609)	(19.8)%
Utilities	3,032	3,302	(270)	(8.2)%
Administrative and marketing	895	1,022	(127)	(12.4)%
Total	$11,007	$11,502	$(495)	(4.3)%

Non-controllable expenses
Real estate taxes	$4,909	$4,285	$624	14.6%
Insurance	1,342	814	528	64.9%
Total	$6,251	$5,099	$1,152	22.6%

Total	$17,258	$16,601	$657	4.0%

(1)	On-site compensation for administration, leasing, and maintenance personnel.
Reconciliation of Net Income (Loss) Available to Common Shareholders to Funds From Operations and Core Funds From Operations
We believe that FFO, which is a standard supplemental measure for equity real estate investment trusts, is helpful to investors in understanding our operating performance, primarily because its calculation does not assume that the value of real estate assets diminishes predictably over time, as implied by the historical cost convention of GAAP and the recording of depreciation.
We use the definition of FFO adopted by the National Association of Real Estate Investment Trusts, Inc. (“Nareit”). Nareit defines FFO as net income or loss calculated in accordance with GAAP, excluding:

•	depreciation and amortization related to real estate;

•	gains and losses from the sale of certain real estate assets; and

•	impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.
The exclusion in Nareit’s definition of FFO of impairment write-downs and gains and losses from the sale of real estate assets helps to identify the operating results of the long-term assets that form the base of our investments, and assists management and investors in comparing those operating results between periods.
Due to the limitations of the Nareit FFO definition, we have made certain interpretations in applying this definition. We believe that all such interpretations not specifically identified in the Nareit definition are consistent with this definition. Nareit's FFO White Paper 2018 Restatement clarified that impairment write-downs of land related to a REIT's main business are excluded from FFO and a REIT has the option to exclude impairment write-downs of assets that are incidental to its main business.
While FFO is widely used by us as a primary performance metric, not all real estate companies use the same definition of FFO or calculate FFO in the same way. Accordingly, FFO presented here is not necessarily comparable to FFO presented by other real estate companies. FFO should not be considered as an alternative to net income or any other GAAP measurement of performance, but rather should be considered as an additional, supplemental measure. FFO also does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of sufficient cash flow to fund all of our needs or our ability to service indebtedness or make distributions.
Core Funds from Operations ("Core FFO") is FFO as adjusted for non-routine items or items not considered core to our business operations. By further adjusting for items that are not considered part of our core business operations, we believe that Core FFO provides investors with additional information to compare our core operating and financial performance between periods. Core FFO should not be considered as an alternative to net income as an indication of financial performance, or as an alternative to cash flows from operations as a measure of liquidity, nor is it indicative of funds available to fund our cash needs,

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including our ability to make distributions to shareholders. Core FFO is a non-GAAP and non-standardized measure that may be calculated differently by other REITs and should not be considered a substitute for operating results determined in accordance with GAAP.

	(in thousands, except per share amounts)
	Three Months Ended
	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
Funds From Operations
Net income (loss) available to common shareholders	$(8,439)	$46,953	$29,891	$1,407	$(6,403)
Adjustments:
Noncontrolling interests – Operating Partnership	(692)	4,202	3,145	148	(743)
Depreciation and amortization	18,160	18,972	18,751	18,437	18,111
Less depreciation – non real estate	(93)	(88)	(71)	(79)	(85)
Less depreciation – partially owned entities	(282)	(454)	(452)	(474)	(678)
Impairment of real estate	—	—	—	—	—
(Gain) loss on sale of real estate	—	(57,850)	(39,105)	(615)	(54)
FFO applicable to common shares and Units	$8,654	$11,735	$12,159	$18,824	$10,148

Adjustments to Core FFO:
Loss on extinguishment of debt	—	864	1,087	407	2
Gain on litigation settlement	—	—	(300)	(6,286)	—
(Gain) loss on marketable securities	3,553	(113)
Discount on redemption of preferred shares	(273)	—	—	—	—
Core FFO applicable to common shares and Units	$11,934	$12,486	$12,946	$12,945	$10,150

Funds from operations applicable to common shares and Units	$8,654	$11,735	$12,159	$18,824	$10,148
Dividends to preferred unitholders	160	160	160	160	57
Funds from operations applicable to common shares and Units - diluted	$8,814	$11,895	$12,319	$18,984	$10,205

Core funds from operations applicable to common shares and Units	$11,934	$12,486	$12,946	$12,945	$10,150
Dividends to preferred unitholders	160	160	160	160	57
Core funds from operations applicable to common shares and Units - diluted	$12,094	$12,646	$13,106	$13,105	$10,207

Per Share Data
Earnings (loss) per share and Unit - diluted	$(0.67)	$3.89	$2.54	$0.12	$(0.54)
FFO per share and Unit - diluted	$0.66	$0.90	$0.93	$1.45	$0.77
Core FFO per share and Unit - diluted	$0.90	$0.96	$0.99	$1.00	$0.77

Weighted average shares and Units - diluted	13,401	13,188	13,087	13,197	13,230

S-6

Reconciliation of Net Income (Loss) Available to Common Shareholders to Adjusted EBITDA
Adjusted EBITDA is earnings before interest, taxes, depreciation, amortization, gain/loss on sale of real estate and other investments, impairment of real estate investments, gain/loss on extinguishment of debt, gain on litigation settlement, and gain/loss from involuntary conversion. We consider Adjusted EBITDA to be an appropriate supplemental performance measure because it permits investors to view income from operations without the effect of depreciation, the cost of debt, or non-operating gains and losses. Adjusted EBITDA is a non-GAAP measure and should not be considered a substitute for operating results determined in accordance with GAAP.

	(in thousands)
	Three Months Ended
	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
Adjusted EBITDA
Net income (loss) available to common shareholders	$(7,007)	$48,658	$31,596	$3,113	$(4,698)
Adjustments:
Dividends to preferred unitholders	160	160	160	160	57
Noncontrolling interests – Operating Partnership	(692)	4,202	3,145	148	(743)
Income (loss) before noncontrolling interests – Operating Partnership	$(7,539)	$53,020	$34,901	$3,421	$(5,384)
Adjustments:
Interest expense	6,764	7,112	7,448	7,343	7,558
Loss on extinguishment of debt	—	864	1,087	407	2
Depreciation/amortization related to real estate investments	17,878	18,518	18,299	17,963	17,433
Interest income	(597)	(415)	(402)	(402)	(407)
(Gain) loss on sale of real estate and other investments	—	(57,850)	(39,105)	(615)	(54)
Gain on litigation settlement	—	—	(300)	(6,286)	—
(Gain) loss on marketable securities	3,553	(113)	—	—	—
Adjusted EBITDA	$20,059	$21,136	$21,928	$21,831	$19,148

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IRET
DEBT ANALYSIS
(in thousands)
Debt Maturity Schedule
Annual Expirations

	Future Maturities of Debt
	Secured Fixed Debt	Unsecured Fixed Debt(1)	Unsecured Variable Debt	Total Debt	% of Total Debt	Weighted Average Interest Rate(2)
2020 (remainder)	$9,470	$—	$—	$9,470	1.4%	4.85%
2021	35,827	—	—	35,827	5.2%	5.36%
2022	34,217	50,000	33,000	117,217	17.2%	3.63%
2023	47,929	—	—	47,929	7.0%	4.02%
2024	—	70,000	—	70,000	10.2%	3.63%
Thereafter	202,545	200,000	—	402,545	59.0%	3.89%
Total debt	$329,988	$320,000	$33,000	$682,988	100.0%	3.92%

(1)	Term loans have variable interest rates that are fixed with interest rate swaps and $50.0 million of our variable interest, line of credit is fixed with an interest rate swap.

(2)	Weighted average interest rate of debt that matures during the year, including the effect of interest rate swaps on the term loans and line of credit.

	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
Debt Balances Outstanding
Secured fixed rate	$329,988	$331,376	$362,731	$371,951	$432,588
Unsecured fixed rate line of credit(1)	50,000	50,000	50,000	50,000	—
Secured line of credit(2)	—	—	—	15,000	15,000
Unsecured variable rate line of credit	33,000	79	53,143	112,939	103,677
Unsecured term loans	145,000	145,000	145,000	145,000	145,000
Unsecured senior notes	125,000	125,000	125,000	—	—
Debt total	$682,988	$651,455	$735,874	$694,890	$696,265

Mortgage debt weighted average interest rate	4.01%	4.02%	4.15%	4.37%	4.54%
Lines of credit rate (rate with swap)	3.18%	3.52%	3.73%	3.91%	3.89%
Term loan rate (rate with swap)	4.13%	4.19%	4.14%	4.14%	3.99%
Senior notes rate	3.78%	3.78%	3.78%	—	—

(1)	A portion of our primary line of credit is fixed through an interest rate swap.

(2)
Our revolving line of credit consists primarily of unsecured borrowings. A portion of the line was secured in connection with our acquisition of SouthFork Townhomes, under an agreement which allowed us to offer the seller tax protection upon purchase.

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IRET
CAPITAL ANALYSIS
(in thousands, except per share and unit amounts)

	Three Months Ended
	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
Equity Capitalization
Common shares outstanding	12,164	12,099	11,625	11,656	11,768
Operating partnership units outstanding	1,044	1,058	1,223	1,224	1,365
Total common shares and units outstanding	13,208	13,157	12,848	12,880	13,133
Market price per common share (closing price at end of period)	$55.00	$72.50	$74.67	$58.67	$59.91
Equity capitalization-common shares and units	$726,440	$953,883	$959,360	$755,670	$786,798
Recorded book value of preferred shares	$96,046	$99,456	$99,456	$99,456	$99,456
Total equity capitalization	$822,486	$1,053,339	$1,058,816	$855,126	$886,254

Series D Preferred Units	$16,560	$16,560	16,560	16,560	16,560

Debt Capitalization
Total debt	$682,988	$651,455	$735,874	$694,889	$696,265
Total capitalization	$1,522,034	$1,721,354	$1,811,250	$1,566,575	$1,599,079

Total debt to total capitalization(1)	44.9%	37.8%	40.6%	44.4%	43.5%

(1)
Debt to total market capitalization is total debt from the balance sheet divided by the sum of total debt from the balance sheet, plus the market value of common shares, operating partnership units, Series C preferred shares, and Series D preferred units outstanding at the end of the period.

	Three Months Ended
	3/31/2020		12/31/2019		9/30/2019		6/30/2019		3/31/2019
Debt service coverage ratio(1)	2.42	x	2.39	x	2.26	x	2.24	x	1.86	x
Adjusted EBITDA/Interest expense plus preferred distributions and principal amortization	1.97	x	1.98	x	1.90	x	1.88	x	1.58	x
Net debt/Adjusted EBITDA(3)	8.18	x	7.19	x	8.29	x	7.76	x	8.79	x
Net debt and preferred equity/Adjusted EBITDA(3)	9.59	x	8.56	x	9.62	x	9.09	x	10.30	x

Distribution Data
Common shares and Units outstanding at record date	13,208		13,157		12,848		12,914		13,135
Total common distribution declared	$9,245		$9,210		$8,994		$9,039		$9,195
Common distribution per share and Unit	$0.70		$0.70		$0.70		$0.70		$0.70
Payout ratio (Core FFO per share and Unit basis)(2)	77.8%		72.9%		70.7%		70.0%		90.9%

(1)	Debt service coverage ratio is computed by dividing Adjusted EBITDA by interest expense and principal amortization.

(2)
Payout ratio (Core FFO per share and unit basis) is the ratio of the current quarterly or annual distribution rate per common share and unit divided by quarterly or annual Core FFO per share and unit. This term is a non-GAAP measure and should not be considered a substitute for operating results determined in accordance with GAAP.

(3)
Net debt is the total debt balance less cash and cash equivalents and net tax deferred exchange proceeds (included within restricted cash). For the quarterly period presented, adjusted EBITDA is annualized. Net debt and adjusted EBITDA are non-GAAP measures and should not be considered a substitute for operating results determined in accordance with GAAP. Refer to the Adjusted EBITDA definition included within the Non-GAAP Financial Measures and Reconciliations section.

S-9

IRET
COVID-19 UPDATE
(in thousands, except property data amounts and percentages)
Impact by State

State	Number of Communities	Number of Units	% of Total Charges	Shelter in Place Order	Halt of Evictions	Late Fees Prohibited	Credit Card Payment Fee Waiver	Bad Debt as % of Total Revenue
Minnesota	32	5,438	49.9%	✓	✓	x	✓	1.7%
Colorado	3	992	12.9%	✓	✓	✓	✓	3.2%
Nebraska	6	1,370	8.7%	x	✓	x	✓	1.1%
North Dakota	19	3,112	20.3%	x	✓	x	✓	0.7%
South Dakota	5	474	3.2%	x	x	x	✓	1.4%
Montana	5	749	4.9%	✓	✓	✓	✓	3.1%
Total	70	12,135	100.0%					1.6%
Operating Statistics

	April 2020	Q1 2020	April 2019
Bad debt as a % of total revenue	1.6%	0.2%	—
Percent of outstanding rent deferrals to total revenue	0.7%	N/A	N/A

Same-Store Communities
New lease rates	(2.0)%	(4.3)%	4.7%
Renewal rates	4.1%	2.9%	7.1%

Weighted average occupancy	95.3%	95.4%	94.8%
Physical occupancy, at end of period	95.5%	96.1%	95.2%
Liquidity and Near-Term Funding Obligations

Liquidity Profile	April 30, 2020
Unsecured credit facility - committed	$250,000
Balance outstanding	83,000
Amount available on line of credit	$167,000
Cash and cash equivalents	21,404
Total liquidity	$188,404

Near-Term Funding Obligations
Unfunded construction loan and mezzanine loan commitments - 2020 and 2021	$36,046
2020 Debt maturities	9,470
2021 Debt maturities	35,827
Total	$81,343
Ratio of liquidity to near-term funding obligations	2.3

S-10

IRET
SAME-STORE FIRST QUARTER COMPARISONS
(in thousands, except property data amounts and percentages)

	Apartment Homes Included	Revenues			Expenses			NOI
Regions		CY20Q1	CY19Q1	% Change	CY20Q1	CY19Q1	% Change	CY20Q1	CY19Q1	% Change
Minneapolis, MN	1,987	$9,112	$8,781	3.8%	$3,911	$3,639	7.5%	$5,201	$5,142	1.1%
Rochester, MN	1,711	6,539	6,225	5.0%	2,824	2,454	15.1%	3,715	3,771	(1.5)%
Denver, CO	664	3,927	3,699	6.2%	1,258	1,222	2.9%	2,669	2,477	7.8%
Grand Forks, ND	1,555	4,337	4,141	4.7%	2,225	2,166	2.7%	2,112	1,975	6.9%
Omaha, NE	1,370	3,814	3,754	1.6%	1,626	1,774	(8.3)%	2,188	1,980	10.5%
St. Cloud, MN	1,190	3,611	3,474	3.9%	1,756	1,808	(2.9)%	1,855	1,666	11.3%
Bismarck, ND	845	2,735	2,664	2.7%	1,169	1,132	3.3%	1,566	1,532	2.2%
Billings, MT	749	2,179	2,105	3.5%	826	823	0.4%	1,353	1,282	5.5%
Minot, ND	712	2,125	2,118	0.3%	1,011	1,007	0.4%	1,114	1,111	0.3%
Rapid City, SD	474	1,441	1,367	5.4%	652	576	13.2%	789	791	(0.3)%
Same-Store Total	11,257	$39,820	$38,328	3.9%	$17,258	$16,601	4.0%	$22,562	$21,727	3.8%

	% of NOI Contribution	Weighted Average Occupancy (1)			Weighted Average Monthly Rental Rate (2)			Weighted Average Monthly Revenue per Occupied Home (3)
Regions		CY20Q1	CY19Q1	Growth	CY20Q1	CY19Q1	% Change	CY20Q1	CY19Q1	% Change
Minneapolis, MN	23.1%	94.2%	94.9%	(0.7)%	$1,485	$1,444	2.8%	$1,624	$1,553	4.5%
Rochester, MN	16.5%	97.1%	96.5%	0.6%	1,239	1,207	2.7%	1,312	1,257	4.4%
Denver, CO	11.8%	95.1%	94.4%	0.7%	1,845	1,806	2.2%	2,072	1,968	5.5%
Grand Forks, ND	9.4%	95.4%	93.8%	1.6%	900	903	(0.3)%	975	946	3.1%
Omaha, NE	9.7%	94.3%	95.3%	(1.0)%	893	875	2.1%	984	959	2.6%
St. Cloud, MN	8.2%	94.9%	95.7%	(0.8)%	945	939	0.6%	1,066	1,016	4.7%
Bismarck, ND	6.9%	96.4%	97.1%	(0.7)%	1,044	1,030	1.4%	1,119	1,082	3.4%
Billings, MT	6.0%	95.8%	96.4%	(0.6)%	935	905	3.3%	1,012	972	4.1%
Minot, ND	4.9%	95.1%	95.8%	(0.7)%	990	993	(0.3)%	1,046	1,035	1.0%
Rapid City, SD	3.5%	96.9%	96.9%	—	951	931	2.1%	1,045	991	5.4%
Same-Store Total	100.0%	95.3%	95.4%	(0.1)%	$1,135	$1,115	1.8%	$1,237	$1,189	4.0%

(1)	Weighted average occupancy is defined as the percentage resulting from dividing actual rental revenue by scheduled rent.

(2)
Weighted average monthly rental rate is scheduled rental revenue divided by the total number of apartment homes. Scheduled rental revenue represents the value of all apartment homes, with occupied apartment homes valued at contractual rates pursuant to leases and vacant apartment homes valued at estimated market rents. When calculating actual rents for occupied apartment homes and market rents for vacant homes, delinquencies and concessions are not taken into account. Market rates are determined using the currently offered effective rates on new leases at the community and are used as the starting point in determination of the market rates of vacant apartment homes.

(3)	Weighted average monthly revenue per occupied home is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

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SAME-STORE SEQUENTIAL QUARTER COMPARISONS
(in thousands, except property data amounts and percentages)

	Apartment Homes Included	Revenues			Expenses			NOI
Regions		CY20Q1	CY19Q4	% Change	CY20Q1	CY19Q4	% Change	CY20Q1	CY19Q4	% Change
Minneapolis, MN	1,987	$9,112	$8,866	2.8%	$3,911	$3,908	0.1%	$5,201	$4,958	4.9%
Rochester, MN	1,711	6,539	6,385	2.4%	2,824	2,571	9.8%	3,715	3,814	(2.6)%
Denver, CO	664	3,927	3,820	2.8%	1,258	1,134	10.9%	2,669	2,686	(0.6)%
Grand Forks, ND	1,555	4,337	4,329	0.2%	2,225	1,980	12.4%	2,112	2,349	(10.1)%
Omaha, NE	1,370	3,814	3,751	1.7%	1,626	1,721	(5.5)%	2,188	2,030	7.8%
St. Cloud, MN	1,190	3,611	3,550	1.7%	1,756	1,719	2.2%	1,855	1,831	1.3%
Bismarck, ND	845	2,735	2,755	(0.7)%	1,169	982	19.0%	1,566	1,773	(11.7)%
Billings, MT	749	2,179	2,182	(0.1)%	826	816	1.2%	1,353	1,366	(1.0)%
Minot, ND	712	2,125	2,123	0.1%	1,011	921	9.8%	1,114	1,202	(7.3)%
Rapid City, SD	474	1,441	1,440	0.1%	652	577	13.0%	789	863	(8.6)%
Same-Store Total	11,257	$39,820	$39,201	1.6%	$17,258	$16,329	5.7%	$22,562	$22,872	(1.4)%

	% of NOI Contribution	Weighted Average Occupancy			Weighted Average Monthly Rental Rate			Weighted Average Monthly Revenue per Occupied Home
Regions		CY20Q1	CY19Q4	Growth	CY20Q1	CY19Q4	% Change	CY20Q1	CY19Q4	% Change
Minneapolis, MN	23.1%	94.2%	92.0%	2.2%	$1,485	$1,497	(0.8)%	$1,624	$1,616	0.6%
Rochester, MN	16.5%	97.1%	94.5%	2.6%	1,239	1,251	(1.0)%	1,312	1,316	(0.2)%
Denver, CO	11.8%	95.1%	93.2%	1.9%	1,845	1,846	(0.1)%	2,072	2,057	0.9%
Grand Forks, ND	9.4%	95.4%	94.8%	0.6%	900	903	(0.3)%	975	978	(0.4)%
Omaha, NE	9.7%	94.3%	93.5%	0.8%	893	897	(0.4)%	984	977	0.9%
St. Cloud, MN	8.2%	94.9%	94.0%	0.9%	945	950	(0.5)%	1,066	1,058	0.8%
Bismarck, ND	6.9%	96.4%	96.4%	—	1,044	1,045	(0.1)%	1,119	1,127	(0.7)%
Billings, MT	6.0%	95.8%	95.4%	0.4%	935	935	—	1,012	1,017	(0.5)%
Minot, ND	4.9%	95.1%	94.3%	0.8%	990	997	(0.7)%	1,046	1,054	(0.7)%
Rapid City, SD	3.5%	96.9%	96.2%	0.7%	951	961	(1.0)%	1,045	1,052	(0.6)%
Same-Store Total	100.0%	95.4%	93.9%	1.5%	$1,135	$1,142	(0.6)%	$1,237	$1,236	0.1%

S-12

IRET
PORTFOLIO SUMMARY(1)

	Three Months Ended
	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
Number of Apartment Homes
Same-Store	11,257	10,402	11,785	12,848	12,848
Non-Same-Store	878	1,551	1,551	1,127	1,127
All Communities	12,135	11,953	13,336	13,975	13,975

Average Scheduled Rent(2) per Apartment Home
Same-Store	$1,135	$1,085	$1,062	$1,028	$1,013
Non-Same-Store	1,572	1,722	1,742	1,692	1,772
All Communities	$1,163	$1,168	$1,123	$1,081	$1,064

Average Revenue per Occupied Apartment Home(3)
Same-Store	$1,237	$1,169	$1,141	$1,101	$1,075
Non-Same-Store	1,658	1,869	1,887	1,848	1,943
All Communities	$1,263	$1,260	$1,210	$1,161	$1,134

Weighted Average Occupancy(4)
Same-Store	95.4%	94.0%	93.3%	94.3%	95.6%
Non-Same-Store	93.3%	93.0%	94.2%	94.8%	94.9%
All Communities	95.2%	93.8%	93.4%	94.4%	95.5%

Operating Expenses as a % of Scheduled Rent
Same-Store	45.0%	43.5%	43.0%	42.8%	45.6%
Non-Same-Store	37.0%	33.8%	38.1%	37.4%	37.6%
All Communities	44.3%	41.6%	42.3%	42.2%	44.7%

Capital Expenditures
Total Capital Expenditures per Apartment Home – Same-Store	$151	$427	$178	$192	$80

(1)	Previously reported amounts are not revised for changes in the composition of the same-store properties pool.

(2)
Scheduled rent represents the value of all apartment homes, with occupied apartment homes valued at contractual rates pursuant to leases and vacant apartment homes valued at estimated market rents. When calculating actual rents for occupied apartment homes and market rents for vacant homes, delinquencies and concessions are not taken into account. Market rates are determined using the currently offered effective rates on new leases at the community and are used as the starting point in determination of the market rates of vacant apartment homes. Average scheduled rent is scheduled rent divided by the total number of apartment homes.

(3)	Total revenues divided by the weighted average occupied apartment homes for the period.

(4)
Weighted average occupancy is the percentage resulting from dividing actual rental revenue by scheduled rent. We believe that weighted average occupancy is a meaningful measure of occupancy because it considers the value of each vacant unit at its estimated market rate. Weighted average occupancy may not completely reflect short-term trends in physical occupancy and our calculation of weighted average occupancy may not be comparable to that disclosed by other REITs.

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CAPITAL EXPENDITURES
($ in thousands, except per home amounts)

	Three Months Ended
	3/31/2020	3/31/2019
Total Same-Store Apartment Homes	11,257	11,257

Turnover	$687	$514
Furniture & Equipment	128	54
Building – Interior	149	78
Building – Exterior	714	208
Landscaping & Grounds	16	6
Capital Expenditures	$1,694	$860
Capital Expenditures per Apartment Home	$150	$76

Value Add	$1,562	$288
Total Capital Spend	$3,256	$1,148
Total Capital Spend per Home	$289	$102

All Properties - Weighted Average Homes	12,014	13,884

Capital Expenditures	$1,810	$1,155
CapEx per Home	$151	$83

Value Add	2,031	372
Acquisition Capital	1,478	188
Total Capital Spend	5,319	1,715
Total Capital Spend per Home	$443	$124

S-14